As filed with the Securities and Exchange Commission on July 16, 2010
Registration No. _____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________________________

ELITE ENERGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	3640	26-3936718
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

848 Stewart Drive, Suite 101
Sunnyvale, California 94085
Tel.: (800) 338-9921
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Spencer Luo
President and Chief Executive Officer
 Elite Energies, Inc.
848 Stewart Drive, Suite 101
Sunnyvale, California 94085
Tel.: (800) 338-9921
☑(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

Richard I. Anslow, Esq.
Yarona Y. Liang, Esq.
Anslow & Jaclin, LLP.
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
Tel No.: (732) 409-1212
Fax No.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. q

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. q

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.000001	9,640,955	$0.12	$1,156,914.6	$82.56

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The price of $0.12 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. The fixed price of $0.12 has been determined as the selling price based upon the original purchase price paid by certain selling shareholders of $0.06 plus an increase based on the fact the shares will be liquid and registered.  There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, nor can there be any assurance that such an application for quotation will be approved. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PREPRLIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JULY 16, 2010

9,640,955 Common Shares

ELITE ENERGIES, INC.

This prospectus relates to periodic offers and sales of 9,640,955 shares of our common stock by the selling security holders.

Our common stock is presently not traded on any market or securities exchange. The 9,640,955 shares of our common stock can be sold by selling security holders at a fixed price of $0.12 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

Investing in our common stock involves a high degree of risk.  Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page 2 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of anyone’s investment in these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is:  _____________, 2010

i

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements, before making an investment decision .

Business Overview

Elite Energies, Inc. (“we”, “us”, “Elite Energies”, or the “Company”) is a Delaware corporation formed on March 28, 2008 under the name “Global ePlatform Technologies Inc.” On December 17, 2008, Global ePlatform Technologies Inc. changed its name to Elite Energies, Inc. We are a holding company and have incorporated a wholly owned California subsidiary corporation, Elite Renewable Energies Technology, Inc. (“ERET”) as the operating company. We invest in renewable energies, energy savings, green building material products and related services. Both Elite Energies and ERET are located and operated out of Sunnyvale, California, USA.

ERET, our wholly-owned subsidiary, was incorporated under the laws of California on January 29, 2009. ERET invests and operates joint ventures with distributors and lighting manufactures to implement Elite Energies Distribution (EED) program. This EED program is to build up new distribution channels with local entrepreneurs at selected regions throughout the United States. In August 2009, ERET invested into a wholesale distribution operator, Quality Green Building Supplies, Inc. (“QGBS”), a California Corporation. QGBS was established in July 2009, and is operating as a building materials supplier in the San Francisco Bay Area.   The financial statements of QGBS are included in the consolidated financial statements because of the Company’s majority ownership (50.52%) in and control over QGBS.

Where You Can Find Us

Our principal executive office is located at 848 Stewart Dr., Suite 101, Sunnyvale, California, 94085. Our telephone number at our executive office is (800) 338-9921. Our corporate website is www.eliteenergiesinc.com. Information contained on, or accessed through our website is not intended to constitute and shall not be deemed to constitute part of this prospectus.

The Offering

Common stock offered by selling security holders	9,640,955 shares of common stock.

Common stock outstanding before the offering	26,340,955 shares of common stock.

Common stock outstanding after the offering	26,340,955 shares of common stock

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus.

Use of Proceeds	We are not selling any shares of the common stock covered by this prospectus, and, as a result, will not receive any proceeds from this offering.

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” below.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our”, “us”, or “Elite Energies” refer to the Company and its subsidiaries and not to the selling stockholders.

Risks Related to Our Business

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Delaware on March 28, 2008. We have no significant financial resources and limited revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities

WE HAVE LIMITED OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED IN NEW AND RAPIDLY EVOLVING MARKET.

We have limited operating history.  We are facing many of the risks and difficulties encountered in rapidly evolving markets.  These risks include the ability to:

              ●         Commercialize our products;
              ●         Increase awareness of our brand names;
              ●         Strengthen customer loyalty;
              ●         Maintain current strategic relationships, and develop new strategic relationships;
              ●         Respond effectively to competitive pressures;
              ●         Continue to develop and upgrade technology; and
              ●         Attract, retain and motivate qualified personnel.

WE CURRENTLY DO NOT HAVE CONTRACT WITH ANY OF OUR SUPPLIERS AND CUSTOMERS. ALTHOUGH WE MAINTAIN A GOOD RELATIONSHIP WITH THEM, THERE IS NO ASSURANCE THAT OUR SUPPLIERS WILL CONTINUTE TO PROVIDE US THE PRODUCTS OR THE CUSTOMERS WILL CONTINUE TO PURCHASE GOODS FROM US, WHICH COULD MATERIALLY ADVERSELY AFFECT OUR OPERATIONS AND REVENUES.

The Company purchased approximately 80% of goods from two vendors Whole New Concept, LLC and Jiangmen Pioneer Import & Export Co., LTD. for the year ended March 31, 2010.   The Company has two customers Kingway Cabinet Outlet Inc. and Best Forest Products, Inc. accounting for approximately 23% of the sales for the year ended March 31, 2010.  The Company also has three customers Kingway Cabinet Outlet Inc., Best Forest Products, Inc. and Sincere Hardware Supply, which account for approximately 57% of the trade accounts receivable at March 31, 2010. We currently do not have any agreements with these vendors or customers. Although we maintain a good relationship with them, there is no assurance that the vendors will continue to provide us products in the future or the customers will continue to purchase goods from us. If due to any reason that they decide to discontinue their relationship with us, it could materially adversely affect our operations and revenues.

WE DEPEND ON OUR KEY MANAGEMENT PERSONNEL AND THE LOSS OF THEIR SERVICES COULD ADVERSELY AFFECT OUR BUSINESS.

We consider our current directors and officers to be essential to the success of the business. None of these individuals are currently subject to a written employment agreement and we do not maintain key life insurance on them.  Although they have not indicated any intention of leaving us, the loss of any one of these individuals for any reason could have a very negative impact on our ability to fulfill our business plan as each officer has specific product and industry knowledge that would be difficult to replicate.

THE CONTINUED DEVELOPMENT AND COMMERCIALIZATION OF OUR PRODUCTS WILL REQUIRE A COMMITMENT OF SUBSTANTIAL FUNDS.

Our capital requirements will depend on many factors, including but not limited to, the costs and timing of our development and launch activities, the success of our development efforts, the costs and timing of the expansion of our sales and marketing activities. The extent to which our existing and new products will gain market acceptance will be based upon our ability to maintain existing collaborative relationships and enter into new collaborative relationships, competing product developments. Progress of our commercialization efforts and the commercialization efforts of our competitors, costs involved in acquiring, prosecuting, maintaining, enforcing and defending intellectual property claims, developments related to regulatory issues, and other factors.  We estimate that it will require a substantial investment to launch additional products with significant marketing efforts in our target market and to implement our business plan.

WE DEPEND ON TWO MAJOR SUPPLIERS, THE LOSS OF WHICH COULD MATERIALLY ADVERSELY AFFECT OUR OPERATIONS AND REVENUES.

We rely on two primary suppliers, who provided approximately 80% of our goods for the year ended March 31, 2010.  Our reliance on a limited number of suppliers involves several risks, including a potential inability to obtain an adequate supply of goods and an increase in price if we are unable to negotiate favorable pricing terms with new suppliers. Therefore, if we are unable to maintain a relationship with these two vendors for any reason, such loss would have a material adverse effect on our business, financial condition and results of operations.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.  We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.  In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

OUR OFFICERS AND DIRECTORS BENEFICIALLY OWN A SIGNIFICANT AMOUNT OF THE OUTSTANDING COMMON STOCK AS OF THE DATE OF THIS FILING AND COULD TAKE ACTIONS DETRIMENTAL TO YOUR INVESTMENT FOR WHICH YOU WOULD HAVE NO REMEDY.

Our officers and directors beneficially own approximately 49% of the outstanding common stock as of the date of this filing. They will continue to have the ability to substantially influence the management, policies, and business operations. In addition, the rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future.

WE MAY NEVER ISSUE DIVIDENDS.

We did not declare any dividends for the years ended March 31, 2010 and 2009. Our Board of Directors does not intend to distribute dividends in the near future.  The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant.  There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

FUTURE ACQUISITIONS MAY HAVE AN ADVERSE EFFECT ON OUR ABILITY TO MANAGE OUR BUSINESS.

If we are presented with appropriate opportunities, we may acquire complementary technologies companies.  Future acquisitions would expose us to potential risks, including risks associated with the assimilation of new technologies and personnel, unforeseen or hidden liabilities, the diversion of management attention and resources from our existing business and the inability to generate sufficient revenues to offset the costs and expenses of acquisitions.  Any difficulties encountered in the acquisition and integration process may have an adverse effect on our ability to manage our business.

Risks Related to Our Common Stock

YOU MAY NOT BE ABLE TO LIQUIDATE YOUR INVESTMENT SINCE THERE IS NO ASSURANCE THAT A PUBLIC MARKET WILL DEVELOP FOR OUR COMMON STOCK OR THAT OUR COMMON STOCK WILL EVER BE APPROVED FOR TRADING ON A RECOGNIZED EXCHANGE.

There is no established public trading market for our securities.  Although we intend to be quoted on the OTC BB in the United States, our shares are not and have not been quoted on any exchange or quotation system. We cannot assure you that a market maker will agree to file the necessary documents with the FINRA, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment, which will result in the loss of your investment.

THE OFFERING PRICE OF THE SHARES WAS SOLELY DETERMINED BASED UPON THE PRICE THE SHARES WERE SOLD IN THE PRIVATE PLACEMENT, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.12 for the shares of common stock was determined based upon the price the shares were sold to the investors in our private placement memorandum of $0.06 plus an increase based on the fact the shares will be liquid and registered. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains certain forward-looking statements. When used in this Prospectus or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” “may,” “project,” “plan” or “continue,” and similar expressions are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings or losses, capital expenditures, dividends, capital structure or other financial terms.

The forward-looking statements in this Prospectus are based upon our management’s beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. These forward-looking statements are based on our current plans and expectations and are subject to a number of uncertainties and risks that could significantly affect current plans and expectations and our future financial condition and results.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Prospectus might not occur. We qualify any and all of our forward-looking statements entirely by these cautionary factors. As a consequence, current plans, anticipated actions and future financial conditions and results may differ from those expressed in any forward-looking statements made by or on our behalf. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented herein.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the sale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock of $0.12 was determined as the selling price based upon the original purchase price paid by certain selling shareholders of $0.06 plus an increase based on the fact the shares will be liquid and registered.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTC Bulletin Board concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Our common stock will be a penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

SELLING SHAREHOLDERS

The total of 9,640,955 shares being offered for sale by the selling stockholders consist of (i) 4,007,622 shares of our common stock held by 39 shareholders which were sold in our Regulation D Rule 506 and/or Regulation S offering completed in March 2010, (ii) 2,200,000 shares of our common stock held by our founders, officers and directors and their affiliates, (iii) 2,283,333 shares of our common stock that sold in our private offering from March 2009 to March 2010 and (iv) 1,150,000 shares of our common stock that purchased from our directors.

 The table below lists the selling shareholders and other information regarding the beneficial ownership of the securities by each of the selling shareholders.  Except as indicated in the footnotes to the table, no selling security holder has had any material relationship with us or our predecessors or affiliates during the last three years.

Name of Selling Shareholders	Shares of Common Stock Owned prior to Offering	Maximum Number of Shares of Common Stock to be Offered	Shares of Common Stock Owned after Offering	Percent of Common Stock Owned after Offering (1)

Yeong Cheol Seo (Edward Seo) (2)	1,000,000	200,000	800,000	3.04%
Justin Luo (2)	1,000,000	200,000	800,000	3.04%
Miles Xu (2)(4)	1,166,667	200,000	966,667	3.67%
Spencer Luo (2)(3)	3,499,999	200,000	3,299,999	12.53%
Stephen Wan (2)	1,000,000	200,000	800,000	3.04%
Winnie Cheung (2)(4)	1,166,667	200,000	966,667	3.67%
Chung Tung Lim (3)	3,333,333	200,000	3,133,333	11.90%
Steven Leung (3)(5)	1,666,666	200,000	1,466,666	5.57%
Christian Mackey (3)	833,333	833,333	0	0%
David Mackey (3)	833,333	833,333	0	0%
Wai Leung Luk (3)(4)	666,667	666,667	0	0%
Lampo Joanna Cheung (4)(5)	1,000,000	200,000	800,000	3.04%
Josephine Ma (5)(6)	833,334	200,000	633,334	2.40%
Emily Lee (5)(10)	416,667	200,000	216,667	0.82%
Jennifer L. Cheung (4)(6)	833,334	833,334	0	0%
Patrick Chu (4)(6)	283,600	283,600	0	0%
Vennie Tam (4)(6)	200,267	200,267	0	0%
Chung Y. Hwang (4)(6)	200,267	200,267	0	0%
Genik Investment (2)(3)(7)	1,416,667	200,000	1,216,667	4.62%
TLMS International, Inc. (2)(9)	1,000,000	200,000	800,000	3.04%
GPNP, Inc. (2)(8)	1,000,000	200,000	800,000	3.04%
Wan Ting He (4)	33,333	33,333	0	0%
Kanffee Chan (4)	416,667	416,667	0	0%
Zhong Xiu Xie Guan (4)	150,000	150,000	0	0%
Steven Guan (4)	100,000	100,000	0	0%
Stanley H. Guan (4)	416,667	416,667	0	0%
Steve Yen Chen (4)	166,667	166,667	0	0%
Kitty AuYeung (4)	50,000	50,000	0	0%
Tyler Xitao Guo (4)	30,000	30,000	0	0%
Kin Ming (William) Fok (4)	83,333	83,333	0	0%
Wing K. Chan (4)	16,667	16,667	0	0%
Kin Cheong Leung (4)	300,000	300,000	0	0%
Da Ming Liu (4)	166,667	166,667	0	0%
Peter Ji Qiang Lu (4)	166,667	166,667	0	0%
Qiwen Liang (4)	16,666	16,666	0	0%
Frank P. Wong (4)	30,000	30,000	0	0%
Ka Ho Man (4)	30,000	30,000	0	0%
Feiyu Li (4)	30,000	30,000	0	0%
Angela Mok (4)	20,000	20,000	0	0%
Jimmy Lee (4)	16,800	16,800	0	0%
Shi Xiong Liu (4)	33,333	33,333	0	0%
Edward Wong & Mira M. Liu (4)	83,333	83,333	0	0%
Yuk Fai Fung & Yue Man Lena Chan (4)	83,333	83,333	0	0%
Fuk Cheong Wong (4)	50,000	50,000	0	0%
Helam Luk (4)	83,333	83,333	0	0%
Jian Biao Hong (4)	166,667	166,667	0	0%
Wellspring Investments (Jason Z. Huang) (4)	16,688	16,688	0	0%
Zhi Li (4)	83,333	83,333	0	0%
Yimin Chen (4)	100,000	100,000	0	0%
Raymond Chun Hua Zho (4)	50,000	50,000	0	0%
Total	26,340,955	9,640,955

(1)	Based on 26,340,955 shares of common stock issued and outstanding after the Offering, assuming the sale of all of the common shares offered.
(2)	Shares acquired as founders of the Company with a subscription price of $0.01.
(3)	Shares purchased from our private offering from March 2009 to March 2010 with a subscription price of $0.012.
(4)	Shares purchased from our private placement that closed in March 2010 with a subscription price of $0.06.
(5)	Shares purchased from Chung Tung Lim at $0.012 per share.
(6)	Shares purchased from Spencer Luo at $0.012 per share.
(7)	Genik Investment LLC is owned by George Ma (50%) and Nikki Ma (50%). Nikki Ma is the daughter of George Ma. George Ma is our Chairman of the Board.
(8)	GPNP, Inc. is owned by Anthony Keung a.k.a. Tony Jiang (70%) and Jeffrey Shaw (30%). Tony Jiang is one of our directors.
(9)	TLMS International, Inc. is owned by Tony Lee (50%) and Micky Siu (50%). Tony Lee is our Vice President and director.
(10)	Emily Lee is the wife of Tony Lee, our Vice President and director.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.12 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  The fixed price of $0.12 has been determined as the selling price based upon the original purchase price paid by certain selling shareholders of $0.06 plus an increase based on the fact the shares will be liquid and registered.  Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTC Bulletin Board concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

–	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

–	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

–	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

–	an exchange distribution in accordance with the rules of the applicable exchange;

–	privately negotiated transactions;

–	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

–	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

–	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share; and

–	a combination of any such methods of sale.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved, and in no case will the maximum compensation received by any broker-dealer exceed eight percent (8%).

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

Any underwriters, agents, or broker-dealers, and any selling shareholders who are affiliates of broker-dealers, that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between any of the selling shareholders and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Selling shareholders” for description of any material relationship that a stockholder has with us and the description of such relationship.

To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to pay certain fees and expenses incurred by us incident to the registration of the shares. Such fees and expenses are estimated to be $71,000. We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

In addition to the foregoing, persons who purchase warrants from a selling stockholder pursuant to this prospectus and thereafter acquire our common stock upon the exercise of such warrants may resell such common stock without restriction by any method permitted by applicable law.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Authorized Capital Stock

We are authorized to issue 50,000,000 shares of common stock, $0.000001 par value per share, and no shares of preferred stock.

Common Stock

As of the date hereof, 26,340,955 shares of common stock are issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this private placement are fully paid and non-assessable.  We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Delaware for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Holders

As of the date hereof, we have 50 shareholders holding 26,340,955 shares of our issued and outstanding common stock.

Dividend Policy

It is unlikely that we will declare or pay cash dividends in the foreseeable future. We intend to retain earnings, if any, to expand our operations. To date, we have paid no dividends on our shares of common stock and have no present intention of paying any dividends on our shares of common stock in the foreseeable future. The payment by us of dividends on the shares of common stock in the future, if any, rests solely within the discretion of our board of directors and will depend upon, among other things, our earnings, capital requirements and financial condition, as well as other factors deemed relevant by our board of directors.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey.

EXPERTS

The consolidated financial statements of our company included in this prospectus and in the registration statement have been audited by Mah & Associates, LLP, independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

DESCRIPTION OF BUSINESS

Business Overview

We were originally formed on March 28, 2008 under the name “Global ePlatform Technologies Inc.” We are a company investing in renewable energy, energy savings and green building material products and related services. In addition to the philosophical aspect of combating the energy crises, we aim to capture the opportunities these growing business segments presented. We are the holding company and have incorporated a wholly owned California subsidiary corporation, Elite Renewable Energies Technology, Inc. (“ERET”) as the operating arm. Both we and ERET are located and operated out of Sunnyvale, California, USA.

ERET invests and operates joint ventures with distributors and lighting manufactures to implement Elite Energies Distribution (EED) program. This EED program is to build up new distribution channels with local entrepreneurs at selected regions throughout the United States. In August 2009, ERET invested into a wholesale distribution operator, Quality Green Building Supplies, Inc. (“QGBS”), a California Corporation. QGBS was established on July 2009, and is operating as a building materials supplier in the San Francisco Bay Area.  We have entered into an agreement and paid $330,000 to acquire 50.52% of QGBS ownership.  The financial statements of QGBS are included in the consolidated financial statements because of the Company’s majority ownership (50.52%) in and control over QGBS.

As a building material wholesaler, QGBS plans to source and discretely selects the best manufacturers in their particular fields with high quality, reliable and price sensible products. With the help of our technical advisors and merchandisers, we might modify the users interface or even certain technical aspects of our product lines to accommodate each targeted market and ultimately fabricate products with our own brand name.

The purchase of QGBS is an integral part of our marketing strategy designed to congregate small to medium sized entrepreneurs in the sales and general construction fields across the United States in order to form a larger distribution network, which we called “Elite Energies Distributors” (“EED”) program. This EED Program will provide product information, marketing and sales materials to the EEDs to exploit and make a way into their local markets; and in turn helping ERET to penetrate into the US market quickly.

On the other operation front, ERET is planning to invest its resource into lighting manufacturing, such as LEDs and Induction Lamps. We plan to fully implement this after the success of the green building material supplies operation.  The manufacturing, sales and distribution of LEDs and/or other lighting products, such as “Induction Lamps” are believed to be the promising areas for long-term sustainable growth.

From March 2009 to March 2010, we sold a total of 13,333,333 shares at $0.012 per share to seven (7) purchasers, including 10,416,667 shares to our directors and a management controlled entity, for an aggregate offering price of $160,000.

On March 31, 2010, we closed a private placement (the “Private Placement”) under Rule 506 under Regulation D and/or Regulation S for the sale of an aggregate of 4,007,622 shares of common stock (the “Private Placement Shares”) at a purchase price of $0.06 per share to 39 accredited investors. The total proceeds from this Private Placement are $240,457.32.

Market Opportunities

Petroleum was sold for $147 per barrel in June 2008, and slipped back down to less than $36 per barrel as of December 2008. The oil price currently is hovering around $84 per barrel as of the end of April 2010. In the commodity market, the trading per barrel is creeping back up to $100 per barrel toward the year end. Both the nation and the fellow countryman are awaken by the reality call of the volatile oil pricing, the current administration in drafting regulations and enacting long-term energy strategic policies and thus creating tremendous new markets and opportunities.

With much attention and growing supports all around, the green energy business is getting a bit congested. Nowadays, entrepreneurs, scientists and policymakers around the globe are joining in the field. In order for us to stand out, a dedicated and seasoned management team with a creative and down to earth marketing plan will be essential and critical to our success. Thereby with creative marketing strategy like our EED Program, and ERET’s joint venture program will play an extremely important part of penetrating the market place.

Products Offered and Their Market Size

We are planning to focus on the development and wholesaling of two (2) types of products: Exploit the recently formed green building materials and energy saving lighting products and fixtures markets. ERET purchases the products from the suppliers and QGBS will wholesale to the customers.

Green Building Materials

ERET will select manufacturers that are developing non-toxic cement, insulation, engineered wood and flooring materials to reduce solid waste.

According to a research report “Green Building Materials: Making Cement, Insulation and Wood Products Increasingly Environmentally Friendly” from NexGen Research [http://www.greenlodgingnews.com/Market-Green-Building-Materials-Will-Grow-571-billion-by-2013], it is estimated that the global green building materials market will grow about 5 percent per year to reach $571 billion by 2013, up from about $455 billion in the year of 2008.

In US, buildings alone account for 38% of all CO2 emissions, used 13.6% of all potable water, and consume 72% of all electrical power generated.  By using green building materials, we do expect to reduce the consumption of all of the above substantially.

Commercial office buildings will be our primary target customers for green building materials over the residential buildings since we believe business owners have more incentives to go green.

Elite Energies is planning to penetrate 1% of the total green building materials market through its network and other local retailers.

Lighting Products

Advanced and higher energy efficient products, such as CFLs (Compact Fluorescent Light) and LEDs (Light Emitting Diode) are expected to be the principal growth market segments among all lighting fixtures.  However, we are accessing the technology “Low Frequency Induction Lamp”, a lighting fixture which could become popular with its advantages over the other energies saving lighting products, as the next wave of premier growth market segment.

There are 4 billion of these old linear fluorescent light tubes being used in the US, and every year there will be over 500 million of them that needs to be replaced.  Elite is centering into this product segment for replacing them with our LED light bulbs and or Induction Lamps.  ERET plan to establish joint venture with a few potential induction lamp manufacturers to be our strategic suppliers.

Currently, the predominant lighting fixture is Lamps Containing Mercury (LCM) that can be replaced with CFLs and LEDs.  However, CFL still contains mercury, CFLs will be likely banned from the market, and thus it will create a huge demand on LEDs.  It is because of its high prices, LED has not been successful to gain a strong hold in the consumer market at this point. It would be the same as to Induction Lamps. Thereby LED and Induction Lamps are mainly focus on pushing them to the commercial sector.  Given the economy of scale and product cycle, the cost of manufacturing LED and Induction Lamps will be lower over time.   We foresee more LED and Induction Lamps are going to turn to the consumer market.

According to a report “LED lighting Fixtures -Market Analysis and Forecast” from Strategies Unlimited [http://www.ledsmagazine.com/news/6/3/2] It will have a huge market expansion by replacing all the existing six (6) billion linear fluorescent light tubes.  The potential of this huge market is forecasted to be exceeding $5 billion in 2012, corresponding to a compound annual growth rate of 28% from 2008 to 2012. The “low frequency induction lamp” will be a new product to the energy savings market for Elite to take advantage of.

Suppliers and Customers

The Company has two customers Kingway Cabinet Outlet Inc. and Best Forest Products, Inc. accounting for approximately 23% of the sales for the year ended March 31, 2010.  The Company also has three customers Kingway Cabinet Outlet Inc., Best Forest Products, Inc. and Sincere Hardware Supply, which account for approximately 57% of the trade accounts receivable at March 31, 2010.

The Company purchased approximately 80% of goods from two vendors Whole New Concept, LLC and Jiangmen Pioneer Import & Export Co., LTD. for the year ended March 31, 2010.   If the suppliers were to have operational problems or cease supplying the Company, operations would be adversely affected.

We currently do no have any contracts with our suppliers or customers.

Competition

Elite Energies’ business model is considerably different from other traditional building material wholesalers and or energy saving lighting suppliers; we develop our own unique building products for our own distribution channels. In addition, we are setting up joint venture with lighting manufacturers. However, we are still looking at many small to medium size hardware stores out there as competitors in the market place.

Major nationwide building materials chain stores, such as Home Depot, Price Club, Lowe, Orchard, Sears, Target and many others are selling similar products and services.  Our advantage is direct import from overseas manufacturers without middleman or agencies fee.

Employees

As of the date hereof, together with QGBS, we have 4 full-time employees and 2 part-time employees.

Legal Proceedings

In the normal course of our business, we may periodically become subject to various lawsuits.  However, currently there is no legal action pending against the Company, nor, to our knowledge, any such proceedings contemplated.

DESCRIPTION OF PROPERTY

Our business office is located at 848 Stewart Dr., Suite 101, Sunnyvale, California, 94085. The office is about 250 square feet and we pay rent of $100 per month to occupy this location. QGBS, one of our subsidiaries, leased an office and warehouse in San Leandro, California for its green building materials operation. The warehouse is about 23,500 square feet and is located at 2756 Alvarado St, Unit E and F, San Leandro, Alameda, California 94577. The monthly rent for the warehouse is $7,050. We have no other properties and at this time have no agreements to acquire any properties.

LEGAL PROCEEDINGS

We are currently not involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. To our knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of our executive officers or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or any of our companies or our company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no established public trading market for our shares of common stock. We anticipate applying for trading of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 50 shareholders of our common stock.

Stock Option Grants

To date, we have not granted any stock options.

Transfer Agent and Registrar

To date, we have not appointed a transfer agent for our common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

ELITE ENERGIES, INC.

INDEX TO

CONSOLIDATED FINANCIAL STATEMENTS

 (Stated in US dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Elite Energies, Inc. & Subsidiaries:

We have audited the accompanying consolidated balance sheets of Elite Energies, Inc. & Subsidiaries as of March 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended March 31, 2010.  Elite Energies, Inc. & Subsidiaries’ management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Elite Energies, Inc. & Subsidiaries as of March 31, 2010 and 2009, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

San Francisco, California
July 12, 2010

ELITE ENERGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2010 AND 2009

	2010	2009
ASSETS
Current Assets
Cash and cash equivalents	$143,116	$77,484
Accounts receivable, net	71,380	-
Advanced to employee	500	-
Inventory, net	310,333	-
Prepaid inventory/expenses	48,594	-
Inventory in transit	49,327	-
Total Currents Assets	623,250	77,484
Deposit	11,809	-
Property and Equipment, net	35,361	-
Total Assets	$670,420	$77,484

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$34,678	$-
Accrued expenses	3,755	1,371
Obligations under capital leases - current	5,499	-
Stockholder loans in subsidiaries	120,000	-
Accrued interest for stockholder loans in subsidiaries	5,600	-
Total Current Liabilities	169,532	1,371
Obligations under capital leases - noncurrent	9,591	-
Total Liabilities	179,123	1,371

Commitments

Stockholders' Equity
Common stock, authorized 50,000,000 and 1,000,000,000 shares, par value $0.000001, 26,340,955 shares and 19,416,667 shares issued and outstanding on March 31, 2010 and 2009, respectively	26	19
Additional paid-in-capital	490,431	214,981
Accumulated deficit	(79,205)	(13,887)
Stock subscription receivable	(120,001)	(125,000)
Noncontrolling Interest	200,046	-
Total Stockholders' Equity	491,297	76,113
Total Liabilities and Stockholders' Equity	$670,420	$77,484

The accompanying notes are an integral part of these consolidated financial statements

ELITE ENERGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009

	2010	2009
Revenue	$393,532	$-
Cost of Revenue	308,226	-
Gross profit	85,306	-
Operating expenses
Payroll expenses	69,902	-
General and administrative	54,395	641
Rent and utilities	38,896	-
Legal and professional fees	11,017	13,246
Total operating expenses	(174,210)	(13,887)
Other income/ (expenses)
Interest income	108	-
Interest under capital leases	(876)	-
Note interest	(5,600)	-
Total other income/ (expenses)	(6,368)	-
Net loss	(95,272)	(13,887)
Less: Net loss attributable to noncontrolling interest	(29,954)	-
Net loss attributable to Elite Energies, Inc.	$(65,318)	$(13,887)
Loss per Share - Basic and Diluted	$(0.00)	$(0.02)
Weighted average number of common shares outstanding
during the period - Basic and Diluted	21,606,715	573,744

The accompanying notes are an integral part of these consolidated financial statements

ELITE ENERGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009

	Common Stock		Paid in	Subscription	Accumulated	Noncontrolling	Total
	Shares	Amount	Capital	Receivable	Deficit	Interest	Equity
Balance, April 1, 2008	-	$-	$-	$-	$-	$-	$-

Sale of common stock	19,416,667	19	214,981	(125,000)	-	-	90,000
Net Loss	-	-	-	-	(13,887)	-	(13,887)

Balance, March 31, 2009	19,416,667	19	214,981	(125,000)	(13,887)	-	76,113

Cash contributions to the subsidiaries by noncontrolling interest	-	-	-	-	-	230,000	230,000

Cash received for subscription receivable	-	-	-	125,000	-	-	125,000

Sale of common stock	6,924,288	7	275,450	(120,001)	-	-	155,456
Net Loss	-	-	-	-	(65,318)	(29,954)	(95,272)

Balance, March 31, 2010	26,340,955	$26	$490,431	$(120,001)	$(79,205)	$200,046	$491,297

The accompanying notes are an integral part of these consolidated financial statements

ELITE ENERGIES, INC. AND SUBSIDIARIES
CONSOLIADTED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009

	2010	2009
Cash Flows from Operating Activities
Net loss	$(65,318)	$(13,887)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	6,277	-
Loss assigned to noncontrolling interest	(29,954)	-
Change in operating assets and liabilities:
Increase in accounts receivable	(71,380)	-
Increase in accounts receivable, other	(500)	-
Increase in inventories	(310,333)	-
Increase in prepaid expenses and inventory in transit	(97,921)	-
Increase in deposit	(11,809)	-
Increase in accounts payable	34,678	-
Increase in accrued expenses	2,384	1,371
Increase in interest payable	5,600	-
Net Cash Used in Operating Activities	(538,276)	(12,516)
Cash Flows from Investing Activities
Acquisition of property and equipment	(23,838)	-
Net Cash Used In Investing Activities	(23,838)	-
Cash Flows from Financing Activities:
Proceeds from issuance of common stock	155,456	90,000
Proceeds from issuance of common stock in subsidiaries	230,000	-
Proceeds from stockholder loan in subsidiaries	120,000	-
Proceeds from collection of subscription receivable	125,000	-
Payments to the principal of capital leases	(2,710)	-
Net Cash Provided by Financing Activities	627,746	90,000
Net Increase in Cash	65,632	77,484
Cash, Beginning of Year	77,484	-
Cash, Ending of Year	$143,116	$77,484
Supplemental cash flow information
Interest paid	$876	$-
Income taxes paid	$-	$-
Noncash investing and financing activities
Capital leases	$17,800	$-
Stock issuances - subscription receivable	$120,001	$125,000

The accompanying notes are an integral part of these consolidated financial statements

ELITE ENERGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010 AND 2009

NOTE 1.     SUMMARY OF ORGANIZATION

Elite Energies, Inc. (“ELITE”, the “Company”) is a Delaware Corporation and was formed on March 28, 2008 under the name “Global ePlatform Technologies Inc.”. On December 17, 2008, Global ePlatform Technologies Inc. changed its name to Elite Energies, Inc. The Company, located in Sunnyvale, California, is a holding company whose subsidiaries invest in the renewable energies technology, energy savings and green building materials, products and related services.

The Company has a wholly-owned subsidiary, Elite Renewable Energies Technology, Inc. (“ERET”), which was incorporated on January 29, 2009 under the laws of the state of California. ERET invests and operates joint ventures with distributors and lighting manufactures to implement Elite Energies Distribution (EED) program. This EED program is to build up new distribution channels with local entrepreneurs at selected regions throughout the United States. In August 2009, ERET invested into a wholesale distribution operator, Quality Green Building Supplies, Inc. (“QGBS”), a California Corporation. QGBS was established in July 2009, and is operating as building materials supplier in the San Francisco Bay Area.   The financial statements of QGBS are included in the consolidated financial statements because of the Company’s majority ownership (50.52%) in and control over QGBS.

NOTE  2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared by in accordance with accounting principles general accepted in the United States of America.

Principles of Consolidation

The consolidated financial statements of the Company include wholly- and majority-owned subsidiaries under its control. All of the material intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue and Cost Recognition

The Company recognizes revenue on arrangements in accordance with FASB Accounting Standards Codification No. (“ASC”) 605, Revenue Recognition. Revenue is recognized when amounts are earned and when the amount and timing of the revenue can be reasonably estimated. Expenses are recognized when they occurred and matched against revenue, as a component of costs of services in the statement of operations in accordance with ASC 605, Revenue Recognition.

Cash and Cash Equivalents

The Company considers cash on hand and amounts on deposit with financial institutions, which have original maturities of three months or less to be cash and cash equivalents.

ELITE ENERGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010 AND 2009

Allowance for Doubtful Accounts

The Company records its accounts receivable net of an allowance for doubtful accounts.  This allowance for doubtful accounts is estimated of the losses resulting from the inability of its customers to make required payments. The Company evaluates the trends in customers’ payment patterns, including review of specific delinquent accounts, changes in business conditions and external communications available about customers to estimate the level of allowance that is needed to address potential losses that the Company may incur due to the customer’s inability to pay.  Accounts are considered delinquent or past due, if they have not been paid within the terms provided on the invoice. Delinquent account balances are written off after management has determined that the likelihood of collection is not probable. As of March 31, 2010 and 2009, the Company has not recorded any allowance for doubtful accounts.

 Inventory

Inventories are valued at the lower of cost or market.  Cost is determined using the first-in, first-out (FIFO) method.   Provision for potentially obsolete or slow moving inventory is made based on management’s analysis of inventory levels and future sales forecasts. There was no provision recorded for the years ended March 31, 2010 and 2009.

Property and Equipment

Property and equipment are stated at cost and are depreciated over their estimated useful lives, which differ by asset category. Leasehold improvements are depreciated over the shorter of the lease term or the estimated useful lives of the assets:

Office Equipment	Five Years, 150% Double Declining
Furniture and Fixtures	Ten Years, 150% Double Declining
Equipment	Five Years, 200% Double Declining
Delivery Vehicle	Five Years, 200% Double Declining
Leasehold Improvements	Five Years, Straight-line

Expenditures associated with upgrades and enhancements that improve, add functionality, or otherwise extend the life of a respective asset are capitalized, while expenditures that do not, such as repairs and maintenance, are expensed as incurred. The residual value of property and equipment is estimated to be equal to 10% of the original cost, except for no residual value for leasehold improvements.  Upon disposal, the assets and related accumulated depreciation are removed from the Company’s accounts, and the resulting gains or losses are reflected in the statements of operations.

Property and equipment to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. Determination of recoverability is based on the lowest level of identifiable estimated undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of any impairment loss for long-lived assets that management expects to hold and use is based on the excess of the carrying value of the asset over its fair value. No impairments of such assets were identified during any of the periods presented.

Fair Value of Financial Instruments

The carrying amounts of financial instruments including cash and cash equivalents, accounts receivable, accounts payable and short-term debt approximated fair value as of March 31, 2010 and March 31, 2009, because of the relatively short maturity of these instruments.

ELITE ENERGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010 AND 2009

Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes.  Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

ASC 740 also provides guidance on financial statement classification, accounting for interest and penalties, accounting for interim periods and new disclosure requirements. The Company’s policy is to recognize both interest and penalties related to unrecognized tax benefits in income tax expense. Interest and penalties on unrecognized tax benefits expected to result in payment of cash within one year are classified as accrued liabilities, while those expected beyond one year are classified as other liabilities. The Company has not recorded any interest and penalties since its inception.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2006, the FASB issued ASC 820, Fair Value Measurements. ASC 820 defines fair value, establishes a framework for measuring fair value in US GAAP, and expands disclosures about fair value measurements. ASC is effective for interim or annual financial periods beginning after November 15, 2007.  The adoption of ASC 820 did not have a material effect on the Company’s consolidated financial statements.

In May 2009, the FASB issued ASC 855, Subsequent Events.  ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  ASC 855 sets forth (1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date.  ASC 855 is effective for interim or annual financial periods ending after June 15, 2009. The adoption of ASC 855 did not have a material effect on the Company’s consolidated financial statements.

In June 2009, the FASB issued ASC 105, Generally Accepted Accounting Principles.  The FASB Accounting Standards Codification (“Codification”) will be the single source of authoritative nongovernmental U.S. generally accepted accounting principles (“US GAAP”).  Existing US GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact the consolidated financial statements.  The ASC does change the way the guidance is organized and presented.

In June 2009, the FASB issued ASC 810, Consolidation. ASC 810 improves financial reporting by enterprises involved with variable interest entities. ASC 810 is effective for the Company on April 1, 2010. The impact of adoption will depend on the nature and significance of any future transactions involving variable interest entities.

In January 2010, the FASB issued update No. 2010-06 -- Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. The amendments require new disclosures and clarify existing disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009. Adoptions of the amendments will not have an impact on the Company’s consolidated financial statements.

ELITE ENERGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010 AND 2009

In February 2010, the FASB issued update No. 2010-08 -- Technical Corrections to Various Topics. The amendments eliminate those inconsistencies and outdated provisions and provide the needed clarifications. The amendments are effective for the first reporting period (including interim periods) beginning after issuance. Adoptions of the amendments will not have an impact on the Company’s consolidated financial statements.

In February 2010, the FASB issued update No. 2010-09 -- Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements. The amendments remove the requirement for an SEC filer to disclose a date in both issued and revised financial statements.  The amendment is effective for interim or annual periods ending after June 15, 2010. Adoptions of the amendments will not have an impact on the Company’s consolidated financial statements.

NOTE 3.     PROPERTY AND EQUIPMENT

At March 31, 2010 and 2009 property and equipment is as follows:

	2010	2009
Office Equipment	$3,907	$-
Furniture and Fixtures	757	-
Equipment	17,800	-
Delivery Vehicle	9,000	-
Leasehold Improvements	10,714	-
	41,638	-
Less: accumulated depreciation	(6,277)	-
Property and equipment, net	$35,361	$-

Depreciation expense for the years ended March 31, 2010 and 2009 was $6,277 and $-0-, respectively.

NOTE 4.     INCOME TAXES

There was no net current or deferred income tax provision for the years ended March 31, 2010 and 2009.

The Company’s deferred tax assets and liabilities as of March 31, 2010 and 2009 consist of the following:

	2010	2009
Deferred income tax assets:
Net operating loss carryforward	$28,138	$4,949
Other	437	571
Gross deferred income tax assets	28,575	5,520
Valuation allowance	(24,197)	(5,520)
Deferred income tax assets	$4,378	$--
Deferred income tax liabilities:
Accelerated depreciation	$(4,378)	$--
Deferred income tax liabilities	$(4,378)	$--
Net deferred income tax assets	$—	$—

ELITE ENERGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010 AND 2009

As of March 31, 2010 and 2009, the Company had a net operating loss carryforward of $72,440 and $12,365, respectively, available to offset future taxable income through 2030. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The valuation allowance at March 31, 2010 and 2009 was $24,197 and $5,520, respectively.  The increase in the valuation allowance for the year ended March 31, 2010 and 2009 was $18,677 and $5,520, respectively.
	2010	2009
Statutory Federal tax rate	(34.0)%	(34.0)%
State income taxes (net of Federal benefit)	(6.0)%	(6.0)%
Effect of valuation allowance	40%	40%
Effective tax rate	-%	-%
Management feels that the Company does not have any tax positions that will result in a material impact on the Company’s consolidated financial statements because of the adoption of ASC 740.  However, management’s conclusion may be subject to adjustment at a later date based on factors including additional implementation guidance from the Financial Accounting Standards Board and ongoing analyses of tax laws, regulations and related interpretations.

The Company and its subsidiaries file U.S. federal and state income tax returns. There are no on-going examinations of income tax returns filed by the Company and its subsidiaries. U.S. federal income tax returns ending after 2008 are subject to examination by the Internal Revenue Service. State income tax returns for tax years ending after 2008 are subject to examination by related state tax authorities.

NOTE 5.     NOTES PAYABLE

On September 1, 2009, two of the stockholders of QGBS loaned QGBS $120,000 to support its operations and expansion. The loan is at 8% annual interest rate and due on demand. The Company accrued $5,600 interest expenses on the loan during the year ended March 31, 2010.

NOTE 6.     COMMITMENTS

Operating Leases

QGBS leases a warehouse for its green building materials operations under non-cancellable operating leases, which expire in October 31, 2012. Certain of the leases require payments for additional expenses such as maintenance and utilities.

Future minimum lease payments for operating leases with non-cancelable terms of more than one year are as follows:

Year ending March 31	Amount
2011	$85,660
2012	88,229
2013	52,353
2014	—
2015	—
Thereafter	—
$226,242

ELITE ENERGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010 AND 2009

Rent expense was $36,450 and $-0- during the years ended March 31, 2010 and 2009, respectively.

Capital Leases

QGBS leases a forklift under capital leases. The following is an analysis of the leased property under capital leases at March 31, 2010 and 2009.

	2010	2009
Forklift	$17,800	$-0-
Less accumulated depreciation	(4,153)	-0-
	$13,647	$-0-

The following is a schedule by years of future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of March 31, 2010.

Year ending March 31	Amount
2011	$7,022
2012	7,022
2013	3,511
2014	—
2015	—
Thereafter	—
Total minimum lease payments	17,555
Less: Amount representing interest	(2,065)
Present value of net minimum lease payments (a)	$15,090

(a)	Reflected in the balance sheet as current and noncurrent obligations under capital leases of $5,499 and $9,591, respectively.

NOTE 7.     EARNINGS (LOSS) PER COMMON SHARE

Basic earnings (loss) per common share excludes dilution and is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock that then shared in the earnings of the entity. Since the Company has only incurred losses, basic and diluted loss per share is the same. Furthermore, as of March 31, 2010 and 2009, there were no diluted shares outstanding.

ELITE ENERGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010 AND 2009

	2010	2009
Numerator:
Net loss	$(95,272)	$(13,887)
Less: Net loss allocated to noncontrolling interest	(29,954)	-
Net loss attributable to the Company common stockholders—basic	$(65,318)	$(13,887)
Denominator:
Weighted average common shares	21,606,715	573,744
Net loss attributable to the Company common stockholders per share—basic	$(0.00)	$(0.02)

NOTE 8.     STOCKHOLDERS’ EQUITY

Common Stock

On March 28, 2008, the Company authorized 1,000,000,000 shares of common stock at par value of $0.000001. On March 24, 2010, the Company decreased its authorized common stock from the initially 1,000,000,000 shares to 50,000,000 shares. The holders of common stock are entitled to one vote per share. From time to time, the Company has sold common stock to investors for cash.

During the year ended March 31, 2009, the Company sold 9,000,000 shares at $0.01 per share and 10,416,667 shares at $0.012 per share, for total cash proceeds of $90,000 and $125,000 subscription receivable. Of this amount, 17,416,667 shares were sold to the Company’s directors, and the remaining 2,000,000 shares were sold to unrelated third-party investors.

The Company collected the above stock subscription receivables of $120,000 in August 2009 and $5,000 in November 2009.

During the year ended March 31, 2010, the Company sold 2,916,666 shares at $0.012 per share and 4,007,622 shares at $0.06 per share, for total cash proceeds of $155,456 and $120,001 subscription receivable. Of this amount, 333,334 shares were sold to two Company’s directors, and the remaining 6,590,954 shares were sold to unrelated third-party investors.

NOTE 9.     CONCENTRATIONS

The Company has two customers accounting for approximately 23% of the sales for the year ended March 31, 2010.  The Company also has three customers, which account for approximately 57% of the trade accounts receivable at March 31, 2010.

ELITE ENERGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010 AND 2009

The Company purchased approximately 80% of goods from two vendors for the year ended March 31, 2010.   If the suppliers were to have operational problems or cease supplying the Company, operations would be adversely affected.

There were no sales and purchases activities during the year ended March 31, 2009.

In addition, the Company’s products are currently manufactured by its suppliers in the People Republic of China. The Company’s business is subject to the risks generally associated with doing business abroad and the industry. Those risks may include, but are not limited to governmental regulations/inspections, weather conditions, disruptions or delays in shipments and changes in economic conditions.  The Company’s business is also subject to the risks generally associated with changes and economic conditions in which the Company’s business is concentrated.

NOTE 10.      RELATED PARTY TRANSACTIONS

The Company had purchases and sales of approximately $412,000 and $16,000 from a company that is wholly-owned by a shareholder of the Company during the year ended March 31, 2010 and had a receivable and payable of approximately $7,000 and $29,000 from and to the same company at March 31, 2010.  The Company also had sales of approximately $21,000 from a company 95% owned by a director of the Company during the year ended March 31, 2010 and had a receivable of approximately $5,000 from the same company at March 31, 2010.

The Company had payables of approximately $2,500 to a company wholly-owned by an officer of the Company at March 31, 2010 for accounting services rendered and recorded approximately $5,600 of professional service expenses during the year ended March 31, 2010.  The Company also had payables of approximately $2,100 and $1,300 to another company majority-owned by the same officer at March 31, 2010 and 2009, respectively, for professional services related to compliance filings and recorded approximately $2,500 and $1,300 of professional service expenses during the years ended March 31, 2010 and 2009, respectively.

The Company paid approximately $10,000 to a company wholly-owned by a director for leasehold improvements and received approximately $3,500 from the same company for product sales.

During the year ended March 31, 2009, the Company paid $1,800 to a company majority-owned by a director for internet service.

The Company had notes payable to two of the shareholders of QGBS totaling $120,000 at March 31, 2010 (see Note 5).

NOTE 11.     SUBSEQUENT EVENTS

The Company collected stock subscription receivables of $110,001 in April 2010 and $10,000 in May 2010.

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through July 12, 2010, the date the financial statements were issued.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Business Overview

We are a Delaware corporation investing in the renewable energy, energy saving and green building materials, products and related services. In addition to the philosophical aspect of combating the energy crises, we aim to capture the opportunities of this growing business segments presented.  Elite Energies is the holding company and has incorporated a wholly owned California subsidiary corporation, Elite Renewable Energies Technology, Inc. (“ERET”) as the operating arm. Both companies are located and operated out of Sunnyvale, California, USA.

To expedite the growth process, ERET has invested into an existing wholesale distribution operator Quality Green Building Supplies, Inc. (“QGBS”). We have entered into an agreement and paid $330,000 to acquire 50.52% of QGBS ownership by way of installment payments on August 18, 2009. QGBS was established in July 2009. It is currently operating as a building materials supplier in the San Francisco Bay Area. QGBS leased a warehouse in San Leandro, California for its green building materials operation.

Plan of Operation

The initial approach is to have the operating subsidiary ERET set up a wholesale operation. As a wholesaler, ERET will source and discretely select the best manufacturers in their particular fields with high quality, reliable and price sensible products. With the help of our technical advisors and merchandisers, we might modify the users interface or even certain technical aspects of our product lines to accommodate each targeted market and ultimately fabricate products with our own brand name.

To expedite the growth process, our Board of Director has authorized ERET to divest and invest into an existing wholesale distribution center to launch our products and services across the nation. A new marketing program is designed to have small to medium sized entrepreneurs in the sales and general construction fields across the nation (USA) joining together called “Elite Energies Distributors” (EED) program.

ERET will provide funding with equity position, product information, marketing and sales material to these Elite Energies Distributors. This EED program will help each distributor to exploit their local market and in turn help the Company to penetrate the US market at a quicker rate. The EED program has an option which allows us to buy back any or all of the interest of the distribution center in a three years window period, plus the flexibility when the distributors decide to sell their interest, we have the first right of refusal to purchase the interest of the distribution center at appraised market price.

We plan to incorporate a new division, after the success of the wholesale distribution operation, to invest into R&D on lighting manufacturing. The manufacturing, sales and distribution of LEDs, induction lamps, and any other energy-saving lighting products are promising areas for long-term sustainable growth.

Results of Operations

Results of operations for the year ended March 31, 2010 compared to the year ended March 21, 2009

ELITE ENERGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED MARCH 31, 2010 AND 2009

	2010	2009
Revenue	$393,532	$-
Cost of Revenue	308,226	-
Gross profit	85,306	-

Operating expenses
Payroll expenses	69,902	-
General and administrative	54,395	641
Rent and utilities	38,896	-
Legal and professional fees	11,017	13,246
Total operating expenses	(174,210)	(13,887)

Other income/ (expenses)
Interest income	108	-
Interest under capital leases	(876)	-
Note interest	(5,600)	-
Total other income/ (expenses)	(6,368)	-

Net loss	(95,272)	(13,887)

Less: Net loss attributable to noncontrolling interest	(29,954)	-

Net loss attributable to Elite Energies, Inc.	$(65,318)	$(13,887)

Revenue: Our revenue was mainly generated by existing customers and signing up of new customers through our 50.52% owned subsidiary QGBS through ERET.  For the year ended March 31, 2010, we generated $393,532 in revenue, representing an increase of $393,532 or 100% compared to the revenue of $0 during the same period ended on March 31, 2009.   The increase of our revenue was mainly attributable to the acquisition of QGBS, which contributed the majority of our revenue in the period. It is also attributable to the growing demand of our products due to the public awareness of eco-friendly products, the favorable government policy of energy-savings products as well as the recovery of the general economic conditions.

Cost of Revenue: Our cost of revenue includes expenses mainly related to the products sold.  Our cost of revenue was $308,226 for the year ended March 31, 2010, compared to $0 for the same period ended March 31, 2009, representing an increase of $308,226. Our cost of revenue increased due to the Company was in operation in the year ended March 31, 2010 while the Company was in the developing stage in the year ended March 31, 2009.

Payroll expenses: The payroll expenses were $69,902 for the year ended March 31, 2010 and $0 for the same period ended March 31, 2009, representing an increase of $69,902.  The increase was primarily due to the hiring of new employees to perform our daily operations. During the year ended March 31, 2010, together with QGBS, we have 4 full-time employees and 1 part-time employee.

General and Administrative Expenses: General and administrative expenses include depreciation, licenses, advertising, travel and state franchise taxes.  Our general and administrative expenses were $54,395 for the year ended March 31, 2010, compared to $641 in the same period ended March 31, 2009, representing an increase of $53,754 which was primarily due to the fact that the Company was in operation in the year ended March 31, 2010.

Rent and utilities: The rent and utilities were $38,896 for the year ended March 31, 2010, compared to $0 in the same period ended March 31, 2009, representing an increase of $38,896. The increase is attributable to the renting of new business office as well as the warehouse renting cost from QGBS. Currently we rent a corporate business office in Sunnyvale, California, as well as a warehouse in San Leandro, California, for our subsidiary QGBS’s green building material operation.

Legal and professional fees: The legal and professional fees were $11,017 for the year ended March 31, 2010 and $13,246 for the year ended March 31, 2009, representing a decrease of $2,229.  The decrease was primarily attributable to the higher amount of legal fees that we paid in the year ended March 31, 2009 as compared to the year ended March 31, 2010, to incorporate and establish the organization of the Company.

Liquidity and Capital Resources

We believe that our existing sources of liquidity, along with cash expected to be generated from services will be sufficient to fund our operations, anticipated capital expenditures, working capital and other financing requirements for at least the next twelve months. We will continue to monitor our expenditures and cash flow position and we do not believe that we shall be forced to enter into any long or short term debt arrangements.

	Year Ended March 31, 2010	Year Ended March 31, 2009
	(audited)	(audited)
Net cash used in operating activities	$(538,276)	$(12,516)
Net cash used in investing activities	(23,838)	-
Net cash provided by financing activities	627,746	90,000
Net increase in cash and equivalents	65,632	77,484
Cash and equivalents, beginning of year	77,484	-
Cash and equivalents, end of year	$143,116	$77,484

Operating Activities

Net cash used in operating activities was $538,276 and $12,516, respectively, for the fiscal years ended March 31, 2010 and March 31, 2009, reflecting an increase of $525,760. Cash flow used in operating activities increase during the period due to the Company was in operation in the year ended March 31, 2010 while the Company was in the initial stage of business operations in the year ended March 31, 2009.  The increase of cash flow that was used in operating activities was the result of an increase in inventories, an increase in prepaid expenses and inventory in transit and an increase in accounts receivable, offset by an increase in accounts payable.

Investing Activities

Our main uses of cash for investing activities are for purchases of fixed assets. Net cash used in investing activities was $23,838 and $0 for the years ended March 31, 2010 and March 31, 2009, respectively, an increase of approximately $23,838. Purchases of fixed assets during the year ended March 31, 2010 due to the Company was in operation in the year ended March 31, 2010 while the Company was in the initial stage of business operations in the year ended March 31, 2009.

Financing Activities

Cash flow from financing activities mainly includes our proceeds from issuance of common stocks and net borrowings from stockholder loan in subsidiaries. Net cash provided by financing activities was $627,746 and $90,000 for the years ended March 31, 2010 and March 31, 2009, respectively, an increase of approximately $537,746. Due to the fact that Company was in operation in the year ended March 31, 2010 while the Company was in the initial stage of business operations in the year ended March 31, 2009, the Company received $510,456 cash related to issuance of equity and $120,000 cash from stockholder loan in subscription for the year ended March 31, 2010 while the Company only received $90,000 cash from the issuance of equity for the year ended March 31, 2009.

We are confident that we can operate in a manner to generate net cash from operating activities by reducing operating and salary costs, improving operating profitability, controlling inventory levels, working with vendors and other creditors to accept more favorable payment terms, and through seeking additional capital for our operations. We will continue to implement many operating expense reductions in fiscal year 2011.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that we are required to disclose pursuant to these regulations. In the ordinary course of business, we enter into operating lease commitments, purchase commitments and other contractual obligations. These transactions are recognized in our financial statements in accordance with generally accepted accounting principles in the United States.

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

A summary of significant accounting policies is included in Note 2 to the audited consolidated financial statements for the years ended March 31, 2010 and 2009. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our Company's operating results and financial condition.

Recently Issued Accounting Pronouncements

In June 2006, the FASB issued ASC 820, Fair Value Measurements. ASC 820 defines fair value, establishes a framework for measuring fair value in US GAAP, and expands disclosures about fair value measurements. ASC is effective for interim or annual financial periods beginning after November 15, 2007.  The adoption of ASC 820 did not have a material effect on the Company’s consolidated financial statements.

In May 2009, the FASB issued ASC 855, Subsequent Events.  ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  ASC 855 sets forth (1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date.  ASC 855 is effective for interim or annual financial periods ending after June 15, 2009. The adoption of ASC 855 did not have a material effect on the Company’s consolidated financial statements.

In June 2009, the FASB issued ASC 105, Generally Accepted Accounting Principles.  The FASB Accounting Standards Codification (“Codification”) will be the single source of authoritative nongovernmental U.S. generally accepted accounting principles (“US GAAP”).  Existing US GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact the consolidated financial statements.  The ASC does change the way the guidance is organized and presented.

In June 2009, the FASB issued ASC 810, Consolidation. ASC 810 improves financial reporting by enterprises involved with variable interest entities. ASC 810 is effective for the Company on April 1, 2010. The impact of adoption will depend on the nature and significance of any future transactions involving variable interest entities.

In January 2010, the FASB issued update No. 2010-06 -- Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. The amendments require new disclosures and clarify existing disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009. Adoptions of the amendments will not have an impact on the Company’s consolidated financial statements.

In February 2010, the FASB issued update No. 2010-08 -- Technical Corrections to Various Topics. The amendments eliminate those inconsistencies and outdated provisions and provide the needed clarifications. The amendments are effective for the first reporting period (including interim periods) beginning after issuance. Adoptions of the amendments will not have an impact on the Company’s consolidated financial statements.

In February 2010, the FASB issued update No. 2010-09 -- Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements. The amendments remove the requirement for an SEC filer to disclose a date in both issued and revised financial statements.  The amendment is effective for interim or annual periods ending after June 15, 2010. Adoptions of the amendments will not have an impact on the Company’s consolidated financial statements.

We do not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable because we are a smaller reporting company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of officers and director as of the date hereof. Our executive officers are elected annually by our board of directors. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

 Directors and Executive Officers

Name	Age	Position
George Ma	58	Chairman of the Board of Directors

Spencer Luo	44	President, Chief Executive Officer and Director

Stephen Wan	51	Chief Financial Officer, Treasurer and Director

Miles Xu	41	Secretary and Director

Chung Tung Lim	47	Vice President, Chief Operating Officer and Director

Lampo Joanna Cheung	43	Vice President of Marketing and Director

Tony Lee	41	Vice President of Products Development and Director

Justin Luo	49	Vice President of Technical Service and Director

Tony Jiang	56	Director

Set forth below is a brief description of the background and business experience of our executive officers and directors during the past five (5) years.

George Ma, Age 58, Chairman of the Board of Directors

Mr. Ma is one of our founders and has been the Chairman of our Board of Directors since 2008. He is a seasoned executive with many years of experience in creative marketing.  His careers path started from film and television productions to working at a mass media advertising agency in Hong Kong. After immigrating to the United States in 1984, settling in California, he founded Infinitel Communications, Inc. which has later grown to be one of the largest Asian owned cellular and communications products retail chain stores in Northern California. In 2000, Mr. Ma and other investors formed Global Talker Inc. to tap into the global communication applications in the wireless market. Currently, Mr. Ma is also the Chairman of Apextalk Holdings, Inc., an OTCBB listed company (“Apextalk”). Mr. Ma graduated from Hong Kong Technical College in 1972.

Spencer Luo, Age 44, President, CEO and Director

Mr. Luo has been our President, CEO and a member of our Board of Directors since 2008. He is a well-known real estate investment professional in residential and commercial properties. Mr. Luo was the Vice President of Operation at Honway International with a California pistachio processing capacity of over 150 containers each year. He joined Re/Max San Francisco from 2004 to 2007 as the Vice President of Sales and has received the Chairman Award with the franchise.  He is an active investor in projects such as telecommunications, renewable energies for the last few years. Mr. Luo received a Bachelor’s degree in Business Administration from San Francisco State University in California in 1994.  He worked closely with Mr. George Ma and played an instrumental role in bringing Apextalk public.

Stephen Wan, Age 51, Chief Financial Officer, Treasurer and Director

Mr. Wan has been our Treasurer and a member of the Board of Directors since 2008. He is a Certified Public Accountant with the State of California. Mr. Wan has more than 20 years of accounting experience in diverse environments including a NYSE listed company, a foreign conglomerate, a regional public accounting firm and local tax consulting practice.  He currently manages a public accounting firm in the San Francisco Bay Area and is the CFO of Atman Hospitality Group, Inc., a company renowned for the development of pioneering green hotels. Mr. Wan received a Bachelor of Science degree from the University of Illinois in 1982.

Miles Xu, Age 41, Secretary and Director

Mr. Xu is one of our founders and has been our Secretary and Director since 2008. He has many years of sales and marketing experience in high technology area. After graduating from San Jose State University, Mr. Xu worked for several high tech companies in the Silicon Valley, California as Purchasing Manager and Vice President of Sales. While working at Suncrest, Inc, Mr. Xu has successfully doubled the company’s monthly sales volume within six months during his tenure. In March 2004, Mr. Xu started and is currently operating his own company SP Peripherals Inc.. Mr. Xu graduated from San Jose State University.

Chung Tung Lim, Age 47, Vice President, COO and Director

Mr. Lim has been serving as our Vice President, COO and a member of the Board of Directors since 2008. In 1989, he immigrated to the United States and worked in various management positions before becoming a consultant for E-Four Flooring Co. in 2003.  In 2004, he joined East Star Building Supply Co. as a consultant and in 2006, he established Quality Home Building Supplies Company, a corporation distributing building materials in Portland, Oregon. Mr. Lim will be managing our daily operations. Mr. Lim graduated from TaiShan Academy School, China, in 1981.

Lampo Joanna Cheung, Age 43, Vice President of Marketing and Director

Ms. Cheung is our Vice President of Marketing and Director. She joined us in March 2010 to develop a new cabinetry product line to further invigorate our growth. Ms. Cheung is a renowned entrepreneur and has set up and operated various businesses, including a wholesaler and retailer for cabinets and vanities. She also owns a few restaurants throughout the San Francisco Bay Area. Ms. Cheung has invested onto an education project in China which has multiple branches in Guangdong province. Ms. Cheung graduated with a BS degree in Business Administration at State University of San Francisco in 1997.

Tony Lee, Age 41, Vice President of Products Development and Director

Mr. Lee has been our Vice President of Products Development and a member of the Board of Directors since 2008. He is the founder of K&K Machinery Inc. in the Silicon Valley of California. Mr. Lee has over 10 years of operation and marketing experience on fiber optic, semiconductor & telecommunication components.  His clientele are major brand-name companies in the valley, including Cisco, HP, JDSU, AMAT and many others. Mr. Lee invested into TLMS International, Inc. for opportunities in the communications and renewable energy businesses. He will help us develop and execute marketing strategies to penetrate the US market. Mr. Lee graduated from South China Institute of Technology, China, in 1987.

Justin Luo, Age 49, Vice President of Technical Service and Director

Mr. Luo has been our Vice President of Technical Service and a member of the Board of Directors since 2008. He immigrated to the United States in 1989 and worked in the electrical field for various residential builders. In 1999, Mr. Luo earned his general and electrical contractor licenses from the State of California. Since then, he started his own residential development business, Luo’s Construction, to build residential houses. Mr. Luo has further advanced his professional knowledge and polished his skills by attending classes related to renewable energies organized by PG&E of California. Mr. Luo graduated from Guangzhou Electrical Technical College in Guangdong Province, China.

Tony Jiang, Age 56, Director

Mr. Jiang has been a member of our Board of Directors since late 2008. He was running a successful electronic component manufacturing and distribution business in Hong Kong before he sold it and immigrated to the United States in 1992.  In 2002, Mr. Jiang founded GPNP, a personal computer and telecom product import and export company in Silicon Valley, California. In 2007, Mr. Jiang founded Advance Solar Corporation in Shanghai, China for the purpose of helping R&D firms in the US further develop their products.  Mr. Jiang graduated from King’s College, Hong Kong, in 1970.

Family Relationships

Other than Justin Luo and Spencer Luo being brothers, no other family relationship exists between any director, executive officer, or any person contemplated to become such.

Director Independence

We currently do not have any independent directors serving on our board of directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Business Conduct and Ethics

We currently do not have a Code of Business Conduct and Ethics.

EXECUTIVE COMPENSATION

Summary Compensation Table – Fiscal Years Ended March 31, 2010 and 2009

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named person for services rendered in all capacities during the noted periods.

Name and Principal Position	Year Ended March 31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation Earnings ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

George Ma
Chairman of	2010	0	0	0	0	0	0	0	0
the Board of	2009	0	0	0	0	0	0	0	0
Directors

Spencer Luo
President,	2010	0	0	0	0	0	0	0	0
CEO and	2009	0	0	0	0	0	0	0	0
Director

Stephen Wan
CFO,	2010	0	0	0	0	0	0	0	0
Treasurer	2009	0	0	0	0	0	0	0	0
and Director

Miles Xu
Secretary	2010	0	0	0	0	0	0	0	0
and Director	2009	0	0	0	0	0	0	0	0

Chung Tung
Lim
Vice
President,	2010	0	0	0	0	0	0	0	0
COO and	2009	0	0	0	0	0	0	0	0
Director

Lampo Joanna
Cheung
Vice
President of	2010	0	0	0	0	0	0	0	0
Marketing	2009	0	0	0	0	0	0	0	0
and Director

Tony Lee
Vice
President of
Products	2010	0	0	0	0	0	0	0	0
Development	2009	0	0	0	0	0	0	0	0
and Director

Justin Luo
Vice
President of
Technical	2010	0	0	0	0	0	0	0	0
Service and	2009	0	0	0	0	0	0	0	0
Director

Tony Jiang	2010	0	0	0	0	0	0	0	0
Director	2009	0	0	0	0	0	0	0	0

Director Compensation

Our directors will not receive a fee for attending each board of directors meeting or meeting of a committee of the board of directors. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

Employment Agreement

None of the directors or officers has entered into employment agreements with the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date hereof with respect to the beneficial ownership of our common stock, the sole outstanding class of our voting securities, by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) each executive officer named in the Summary Compensation Table in the section entitled “Executive Compensation” above and (iv) all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within sixty (60) days of the date of this Registration Statement are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 26,340,955 common shares issued and outstanding as of the date hereof.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Common Stock	Steven Leung (2)	1,666,666	6.33%
Common Stock	Chung Tung Lim (3)	3,333,333	12.65%
Common Stock	George Ma (4)	708,334	2.69%
Common Stock	Tony Jiang (5)	700,000	2.66%
Common Stock	Justin Luo (6)	1,000,000	3.80%
Common Stock	Tony Lee (7)	500,000	1.90%
Common Stock	Miles Xu (8)	1,166,667	4.43%
Common Stock	Spencer Luo (9)	3,499,999	13.29%
Common Stock	Stephen Wan (10)	1,000,000	3.80%
Common Stock	Lampo Joanna Cheung (11)	1,000,000	3.80%
Common Stock	All Executive Officers and Directors as a group (9 persons)	12,908,333	49.00%

(1)	Based on 26,340,955 shares of common stock issued and outstanding as of the date hereof, assuming the sale of all of the common shares offered.
(2)	Steven Leung is a shareholder owns more than 5% of common stock, is not an executive officer or director.
(3)	Chung Tung Lim is our Vice President, Chief Operating Officer and Director.
(4)	George Ma is our Chairman of the Board of Directors. He acquires a beneficial ownership of 708,334 shares through Genik Investment of which he has 50% ownership.
(5)	Tony Jiang is a member of our Board of Directors. He acquires a beneficial ownership of 700,000 shares through GPNP, Inc. of which he has 70% ownership.
(6)	Justin Luo is our Vice President of Technical Service and Director.
(7)	Tony Lee is our Vice President of Products Development and Director. He acquires a beneficial ownership of 500,000 through TLMS International, Inc. of which he has 50% ownership.
(8)	Miles Xu is our Secretary and Director.
(9)	Spencer Luo is our President, Chief Executive Officer and Director.
(10)	Stephen Wan is our Chief Financial Officer, Treasurer and Director.
(11)	Lampo Joanna Cheung is our Vice President of Marketing and Director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company had purchases and sales of approximately $412,000 and $16,000 from a company that is wholly-owned by a shareholder of the Company during the year ended March 31, 2010 and had a receivable and payable of approximately $7,000 and $29,000 from and to the same company at March 31, 2010.  The Company also had sales of approximately $21,000 from a company

95% owned by a director of the Company during the year ended March 31, 2010 and had a receivable of approximately $5,000 from the same company at March 31, 2010.

The Company had payables of approximately $2,500 to a company wholly-owned by an officer of the Company at March 31, 2010 for accounting services rendered and recorded approximately $5,600 of professional service expenses during the year ended March 31, 2010.  The Company also had payables of approximately $2,100 and $1,300 to another company majority-owned by the same officer at March 31, 2010 and 2009, respectively, for professional services related to compliance filings and recorded approximately $2,500 and $1,300 of professional service expenses during the years ended March 31, 2010 and 2009, respectively.

The Company paid approximately $10,000 to a company wholly-owned by a director for leasehold improvements and received approximately $3,500 from the same company for product sales.

During the year ended March 31, 2009, the Company paid $1,800 to a company majority-owned by a director for internet service.

On September 1, 2009, two of the stockholders of QGBS loaned QGBS $120,000 to support its operations and expansion. The loan is at 8% annual interest rate and due on demand. The Company accrued $5,600 interest expenses on the loan during the year ended March 31, 2010.

Other than the above, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or officers;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our common stock; or
(D)
Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

9,640,955 Common Shares

ELITE ENERGIES, INC.

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until ___________, 2010, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus Is:   July 16, 2010

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item. 13 Other Expenses Of Issuance And Distribution.

Securities and Exchange Commission registration fee	$83
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$30,000
Legal fees and expense	$40,000
Blue Sky fees and expenses	$300
Miscellaneous	$0
Total	$70,383

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item. 14 Indemnification Of Directors And Officers.

Our directors and officers are indemnified by the Delaware General Corporation Law (“DGCL”). DGCL does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may beheld by the courts of the State of Delaware to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles of association provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own willful negligence or default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item. 15 Recent Sales Of Unregistered Securities.

On March 20, 2009, a total of 9,000,000 founder shares were issued to 9 shareholders at a purchase price of $0.01 per share for an aggregate offering price of $90,000. The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act.  Such securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of the securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered.

From March 2009 to March 2010, we sold a total of 13,333,333 shares at $0.012 per share to seven (7) purchasers, including 10,416,667 shares to our directors and a management controlled entity, for an aggregate offering price of $160,000. The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act.  Such securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of the securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered.

On March 31, 2010, we completed a Regulation D Rule 506 and/or Regulation S offering in which we sold 4,007,622 shares of common stock to 39 investors, at a purchase price of $0.06 per share for an aggregate offering price of $240,457.32. The issuance of these securities was exempt from registration pursuant to Section 4(2) of, and Regulation D promulgated under the Securities Act. We made this determination based on the representations of the Investors which included, in pertinent part, that such Investors were “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that such Investors were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the Investors  understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits.
EXHIBIT NUMBER	DESCRIPTION
3.1	Certificate of Incorporation of Elite Energies, Inc.
3.2	Amendment to Certificate of Incorporation, dated December 31, 2008
3.3	Amendment to Certificate of Incorporation, dated March 25, 2010
3.4	By-Laws of Elite Energies, Inc.
5.1	Opinion of Anslow & Jaclin, LLP
21.1	List of Subsidiaries
23.1	Consent of Mah & Associates, LLP
23.2	Consent of Counsel, as in Exhibit 5.1
24.1	Power of Attorney (filed herewith on signature page)

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

              (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       i.       To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       ii.     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              (2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (4)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

              (5)      Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

               (6)      That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

        i.       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

        ii.      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

        iii.     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

        iv.     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned on July 16, 2010.

ELITE ENERGIES, INC.

By:	/s/ Spencer Luo
Spencer Luo
President, Chief Executive Officer and Director

By:	/s/ George Ma
George Ma
Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Spencer Luo, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for his and in his name, place and stead, in any and all capacities (including his capacity as a sole director and/or officer of Elite Energies, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

July 16, 2010	By:	/s/ Spencer Luo
Spencer Luo
President, Chief Executive Officer and Director

July 16, 2010	By:	/s/ George Ma
George Ma
Chairman of the Board of Directors

July 16, 2010	By:	/s/ Miles Xu
Miles Xu
Secretary and Director

July 16, 2010	By:	/s/ Stephen Wan
Stephen Wan
Chief Financial Officer, , Treasurer and Director

July 16, 2010	By:	/s/ Chung Tung Lim
Chung Tung Lim
Vice President, Chief Operating Officer and Director

July 16, 2010	By:	/s/ Lampo Joanna Cheung
Lampo Joanna Cheung
Vice President of Marketing and Director

July 16, 2010	By:	/s/ Tony Lee
Tony Lee
Vice President of Products Development and Director

July 16, 2010	By:	/s/ Justin Luo
Justin Luo
Vice President of Technical Service and Director

July 16, 2010	By:	/s/ Tony Jiang
Tony Jiang
Director